Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aegon Ltd. of our report dated March 22, 2023, relating to the financial statements, financial statement schedule(s) and the effectiveness of internal control over financial reporting, which appears in Aegon N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ R.E.H.M. van Adrichem RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

October 2, 2023